Exhibit 10.11

AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this 1st day of January, 2015, by and among TAPIA HOLDINGS, LLC, a Delaware limited liability company (“Tapia”), Hawker Energy, Inc., a Nevada corporation (“Hawker” and together with Tapia the “Subordinated Obligee”), TEG OIL & GAS U.S.A., INC., a Colorado corporation (“TEG”), SEFTON RESOURCES, INC., a British Virgin Islands corporation (“Parent”), TEG MIDCONTINENT, INC., a Colorado corporation (“TEGMC”, and, together with Parent and TEG, “Borrowers”) and BANK OF THE WEST, a California corporation (“BOTW”), or such then present holder or holders of the Senior Loan (as hereinafter defined) as may from time to time exist (collectively with BOTW, the “Senior Lenders”).

RECITALS

A.            Borrowers and the Senior Lenders have entered into an Amended and Restated Credit Agreement dated as of October 21, 2008 (as amended and hereafter as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) and a Forbearance Agreement  made as of April 30, 2014 which has been amended on several occasions the most recent being a Fifth Amendment to Forbearance Agreement (“Fifth Amendment”) executed concurrently with this Agreement and effective January 1, 2015(collectively with all amendments the “Forbearance Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to Borrowers and the other Loan Parties. All of Borrowers’ obligations to the Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired real and personal property of Borrowers (all collateral, real and personal, now or hereafter encumbered by the lien of any Senior Loan Document is herein referred to collectively as the “Collateral”). Borrowers and any other Obligated Person (as defined in the Senior Loan Agreement) may each be referred to herein as a “Loan Party” and collectively as “Loan Parties”. All other capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

B.            TEG and Tapia previously entered into that certain Secured Subordinated Note in the original principal amount of $1,500,000 which as amended is due December 29, 2014 (the “Subordinated Note”), As of January 1, 2015, TEG owes Tapia  under the Subordinated Note principal of $1,487,352.69, together with interest, fees and costs thereon..

C.             The Forbearance Agreement as previously amended by a Fourth Amendment to Forbearance Agreement dated November 20, 2014 required Payment in Full of all amounts owed under the Senior Loan Documents by December 1, 2014.  It was contemplated that Hawker would seek and obtain financing for its acquisition of the TEG assets by that date with the assistance of third party financing.

D.            Borrowers and Hawker subsequently advised BOTW that due in part to the dramatic drop in oil prices worldwide that they did not have the funds necessary to make the Payment in Full due December 1, 2014 and/or the funds needed to comply with their obligations under the Fourth Amendment and that TEG did not have sufficient operating funds to continue its operations for more than a few weeks.

E.             Hawker has advised BOTW that it is willing to advance further funds to TEG for operating capital under certain conditions some of which are set forth in the Fifth Amendment, that its subsidiary Tapia would be assigning the Subordinated Note to Hawker, and that subject to receipt of requisite approvals Sefton would assign 100% of the shares of TEG to Hawker and failing to receive such approvals could foreclose upon a pledge by Sefton of TEG’s shares to secure a Limited Recourse Guaranty that such approvals would be received. Sefton and Hawker have advised BOTW that after assignment of the Secured Subordinated Note by Tapia to Hawker, the stated principal amount of the Secured Subordinated Note will be increased to $2,100,000.00 with a stated maturity date of December 31, 2015.

F.             The Senior Lenders have required the execution and delivery of this Agreement by the Subordinated Obligee and Borrowers as a condition to the execution of the Fifth Amendment in order to reaffirm and further set forth the relative rights and priorities of the Senior Lenders and the Subordinated Obligee under the Senior Loan Documents and the Subordinated Note Documents (as hereinafter defined) during the extended Forbearance Period as provided in the Fifth Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.             Definitions. In addition to the terms defined elsewhere in this Agreement or in the recitals hereto, the following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Business Day” means any day on which commercial banks are open for commercial banking business in New York, New York and San Francisco, California.

“Distribution” means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account, or as a payment or reduction of such indebtedness or obligation, including, without limitation, at maturity of such indebtedness or obligation or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person.

“Enforcement Action” means to (a) take from or for the account of any Loan Party or any guarantor of the Subordinated Obligations, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party or any such guarantor with respect to the Subordinated Obligations; (b) sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Loan Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations (which shall include, for the avoidance of doubt, any demand or collection of payment at maturity), or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Note Documents or applicable law with respect to the Subordinated Obligations; (c) accelerate the Subordinated Obligations; (d) exercise any put option or to cause any Loan Party or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Note Document; (e) notify account debtors or directly collect accounts receivable or other payment rights of any Loan Party or any such guarantor; or (f) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Loan Party or any such guarantor including the Collateral.

“Paid in Full” or “Payment in Full” means, with respect to the Senior Loans, the full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Loan Documents (other than inchoate indemnity obligations for which a claim has not yet been made in writing and any other obligations which, by their terms, are to survive the termination of the Senior Loan Documents), and the termination of all obligations of BOTW and Senior Lenders under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents.

 “Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Loan(s)” means all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to the Senior Lenders under the Senior Loan Documents, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Loan Documents” means the promissory note or other instruments evidencing the Senior Loan or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan (including, without limitation, the Senior Loan Agreement) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loan including but not limited to those documents and agreements identified in the Forbearance Agreement and those documents and exhibits attached as exhibits and referenced in that certain lawsuit now pending in the Superior Court for the County of Ventura between BOTW and Borrowers Case Number 56-2014-00451934-CU-BC-VTA (the “Action”).

 “Subordinated Note Documents” means the Subordinated Notes and any other agreement, promissory note or other instrument evidencing the Subordinated Obligations or the obligation to pay the Subordinated Obligations, any guaranty or security agreement with respect to the Subordinated Obligation and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Obligations, including, without limitation, the Subordinated Notes.

“Subordinated Obligations” means all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to the Subordinated Obligee or any of its affiliates, whether now existing or hereafter created, including, without limitation, all amounts owned under the Secured Subordinated Note as it may be amended or replaced from time to time, the principal amount of all debts, claims (including, without limitation, indemnification rights arising in Subordinated Obligee’s capacity as a shareholder, officer, director, member and/or partner of any Loan Party and any right of the Subordinated Obligee to a return of any capital contributed to any Loan Party) and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof.

2.             Subordination.

2.1.           Subordination of Subordinated Obligations to Senior Loans. Each Loan Party covenants and agrees, and the Subordinated Obligee likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Note Documents, including but not limited to a Pledge Agreement between Sefton and Hawker executed on or about January 12, 2015 (“Pledge Agreement”) securing a Limited Recourse Guaranty from Sefton to Hawker securing the transfer of TEG stock to Hawker, that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Loans. Each holder of the Senior Loans, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Loans in reliance upon the provisions contained in this Agreement. Until the date that the Senior Loan has been Paid in Full, TEG shall not make and the Subordinated Obligee shall not accept any Distribution, whether in cash, securities or other property, on account of any Subordinated Obligations. In addition, each Loan Party and the Subordinated Obligee acknowledges and agrees that the Senior Loans constitute “Superior Indebtedness” under and as such terms are used in the Subordinated Note Documents.

2.2.           Intentionally Deleted.

2.3.           Subordinated Obligation Standstill. Until the Senior Loans are Paid in Full, the Subordinated Obligee shall not, without the prior written consent of BOTW, take any Enforcement Action with respect to the Subordinated Obligations. Notwithstanding the foregoing, the parties have expressly agreed that any exercise by Hawker of its pledge of TEG shares pursuant to a Limited Recourse Guaranty from Sefton and the Pledge Agreement is not an Enforcement Action as defined herein provided that Hawker acquires the TEG shares and such exercise of Hawker’s secured rights does not amend, modify or otherwise alter or affect the complete subordination of the rights of Subordinated Obligee to the Senior Lenders’ senior priority rights in the Collateral as provided in the Senior Loan Documents, the Forbearance Agreement and this Agreement.

2.4.           Incorrect Payments. If any Distribution on account of the Subordinated Obligations not permitted to be made by any Loan Party or accepted by the Subordinated Obligee under this Agreement is made and received by the Subordinated Obligee, such Distribution shall not be commingled with any of the assets of the Subordinated Obligee, shall be held in trust by the Subordinated Obligee for the benefit of Senior Lenders and shall be promptly paid over to the Senior Lenders for application in accordance with the Senior Loan Documents to the payment of the Senior Loans then remaining unpaid, until the Senior Loans are Paid in Full.

2.5.           Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release any Liens. Until the Senior Loans have been Paid in Full, all liens and security interests of the Subordinated Obligee in the Collateral, if any, shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of the Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of the Senior Lenders’ liens and security interests to be perfected. The Subordinated Obligee agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Loans, the Senior Loan Documents, or the liens and security interests of Senior Lenders in the Collateral securing the Senior Loans.

2.6.           Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, which may occur only subject to the prior written agreement of Senior Lenders, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Senior Lenders until after the Senior Loans are Paid in Full.

2.7.           Sale, Transfer or other Disposition of Subordinated Obligation.

(a)           Except as expressly provided in the Fifth Amendment, the Subordinated Obligee shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Obligation or any Subordinated Note Document or the TEG shares of stock, unless, prior to the consummation of any such action, the transferee thereof or holder of such security interest or participation shall execute and deliver to the Senior Lenders a joinder to this Agreement in the form of Annex I hereto or an agreement substantially identical to this Agreement, providing for the continued subordination of the Subordinated Obligations to the Senior Loans as provided herein, Senior Lenders consent to any transfer of ownership of TEG,  and for the continued effectiveness of all of the rights of the Senior Lenders arising under this Agreement and the Senior Loan Documents.

(b)           Notwithstanding the failure of any transferee to execute or deliver a joinder or agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Obligations or TEG stock, and the terms of this Agreement shall be binding upon the successors and assigns of the Subordinated Obligee, as provided in Section 11.

2.8.           No Disposition of Collateral.

Until such time as the Senior Loans are Paid in Full, except as otherwise expressly provided in the Fifth Amendment, the Subordinated Obligee will not consent to or take any steps to further encumber, sell, move, transfer or otherwise encumber the Collateral or exercise any of its rights as Subordinated Obligee.

2.9.           Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving Sefton and/or TEG:

(a)           The parties expressly acknowledge the enforceability of this Agreement in an insolvency proceeding to the same extent that this Agreement is enforceable under applicable nonbankruptcy law as is provided in Section 510(a) of the Bankruptcy Code.  Further, this Agreement shall be effective before, during and after the commencement of a Proceeding.

(b)           Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Obligations shall be paid or delivered directly to BOTW or Senior Lenders (to be held and/or applied by BOTW or Senior Lenders in accordance with the terms of the Senior Loan Documents) until after the Senior Loans are Paid in Full. The Subordinated Obligee irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to BOTW or Senior Lenders. The Subordinated Obligee also irrevocably authorizes and empowers BOTW or Senior Lenders, in the name of the Subordinated Obligee, to demand, sue for, collect and receive any and all such Distributions.

(c)           The Subordinated Obligee agrees that  Senior Lenders may consent to the use of cash collateral or provide financing to any Loan Party on such terms and conditions and in such amounts as Senior Lenders, in its sole discretion, may decide and, in connection therewith, any Loan Party may grant to  Senior Lenders for the benefit of Senior Lenders’ liens and security interests upon all of the property of any Loan Party, which liens and security interests (i) shall secure payment of the Senior Loans (whether such Senior Loans arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding, and (ii) shall be superior in priority to the liens and security interests, if any, in favor of the Subordinated Obligee on the property of any Loan Party. The Subordinated Obligee shall not, directly or indirectly, assert or support the assertion of, and hereby waives any right that it may assert or support the assertion of any claim under Section 506(c) or “equities of the case” exception of Section 552(b) of the Bankruptcy Code as against Senior Lenders or any of the Collateral.

(d)           The Subordinated Obligee agrees that it will not provide, or offer to provide any debtor in possession financing to Borrowers without the prior written consent of Senior Lenders unless the debtor in possession is expressly junior in all respects to the Senior Loan.  The Subordinated Obligee agrees not to assert any right it may have to “adequate protection” of the Subordinated Obligee’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Senior Lenders. The Subordinated Obligee waives any claim it may now or hereafter have arising out of Senior Lenders’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by TEG, as debtor in possession. The Subordinated Obligee further agrees that it will not seek to participate or participate on any creditor’s committee without Senior Lenders’ prior written consent, and waives any right it may now or hereafter may have to object to a motion for relief from stay by Senior Lenders or to the sale or other disposition of the Collateral.

(e)           Notwithstanding anything contained herein to the contrary, the Subordinated Obligee may file proofs of claim against the Borrower in any Proceeding involving TEG so long as Subordinated Obligee does not contest the priority right to payment of the Senior Loans to any amounts owed in satisfaction of such approved claims. The Subordinated Obligee agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Obligations requested by Senior Lenders in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Lenders its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Subordinated Obligee promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of the Subordinated Obligee to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, however, that Senior Lenders shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Lenders votes any claim in accordance with the authority granted hereby, the Subordinated Obligee shall not be entitled to change or withdraw such vote. The Subordinated Obligee hereby assigns to Senior Lenders or its nominee (and will, upon request of Senior Lenders, reconfirm in writing the assignment to Senior Lenders or its nominee of) all rights of the Subordinated Obligee under such claims.

(f)           The Senior Loans shall continue to be treated as the Senior Loans and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and the Subordinated Obligee even if all or part of the Senior Loans or the security interests securing the Senior Loans are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Loans is rescinded or must otherwise be returned by any holder of the Senior Loans or any representative of such holder.

3.             Modifications.

3.1.           Modifications to Senior Loan Documents. The Senior Lenders may at any time and from time to time without the consent of or notice to the Subordinated Obligee, without incurring liability to the Subordinated Obligee and without impairing or releasing the obligations of the Subordinated Obligee under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Loans, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Loans; provided, however, that no such modification may increase the aggregate principal amount of the Senior Loans or commitments therefor to an amount in excess of the amount owing on the date of this Agreement without the written consent of the Subordinated Obligee.

3.2.           Modifications to Subordinated Note Documents. Until the Senior Loans have been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Note Documents, the Subordinated Obligee shall not, without the prior written consent of Senior Lenders, agree to any amendment, modification or supplement to the Subordinated Note Documents or the payment of the Subordinated Obligations that is adverse to the interests of the Borrowers or Senior Lenders, including, without limitation, any amendment, modification or supplement which would(A) increase the principal amount of the Subordinated Obligations (except as a result of the addition to principal of accrued interest), (B) increase the interest rate applicable to the Subordinated Obligations in effect on the date hereof, except in connection with the imposition of a default rate of interest in accordance with the terms of the Subordinated Note Documents as in effect on the date hereof, (C) change (to earlier dates) any dates upon which payments of principal or interest are due thereon, (D) modify any event of default (other than to eliminate any such event of default or increase any grace period related thereto), or add any event of default, (E) modify or add any new financial maintenance, negative or affirmative covenant, (F) modify the prepayment or redemption provisions of the Subordinated Obligations or any Subordinated Note Documents or add any mandatory prepayments or redemptions thereto, (G) subordinate any Subordinated Obligations to any other indebtedness or obligation or (H) obtain any guaranties or credit support from any Person other than the Loan Parties unless a corresponding guaranty or credit support is offered to the Senior Lenders. Nothing herein shall be construed to imply BOTW’s or the Senior Lenders’ consent to the making of any other loans or other advances by the Subordinated Obligee (other than the Subordinated Obligations made pursuant to the Subordinated Note Documents).

4.             Waiver of Certain Rights by Subordinated Obligee.

4.1.           Marshaling. The Subordinated Obligee hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require BOTW or the Senior Lenders to marshal any property of any Loan Party or any guarantor of the Senior Loans for the benefit of the Subordinated Obligee.

4.2.           Rights Relating to BOTW’s Actions with respect to the Collateral. The Subordinated Obligee hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing BOTW or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Subordinated Obligee hereby agrees (a) that it has no right to direct or object to the manner in which BOTW or Senior Lenders enforces its rights and remedies with respect to, or applies the proceeds of, the Collateral resulting from the exercise by BOTW or Senior Lenders of rights and remedies under the Senior Loan Documents to the Senior Loans, and (b) that BOTW or Senior Lenders has not assumed any obligation to act as the agent for the Subordinated Obligee with respect to the Collateral.

4.3.           Rights Relating to Disclosures. The Subordinated Obligee hereby agrees that the Senior Lenders have not assumed any obligation or duty to disclose information regarding any Loan Party or the Senior Loans to the Subordinated Obligee, and the Senior Lenders shall have no special or fiduciary relationship to the Subordinated Obligee. The Subordinated Obligee hereby fully waives and releases Senior Lenders from any affirmative disclosures which may be required of Senior Lenders under applicable law.

5.           Senior Lenders’ Remedies. Subordinated Obligee acknowledges, agrees and affirms that in the event of a beach of the obligations of the Borrowers and Hawker under the Fifth Amendment BOTW or Senior Lenders may immediately and without further opportunity to cure seek  the appointment of a Receiver and/or the continued prosecution of the pending Action in accordance with the provisions of the Forbearance Agreement, prior to the Senior Lenders exercising any other rights and remedies under the Senior Loan Agreement.

6.           Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

7.           Modification of this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by BOTW or Senior Lenders and the Subordinated Obligee, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder. For the avoidance of doubt, Borrower’s signature shall not be required to amend or otherwise modify this Agreement.

8.           Additional Subordinated Obligees; Further Assurances. To the extent requested by BOTW or Senior Lenders, the Subordinated Obligee and any Loan Party shall cause each shareholder, director, officer, member or partner in any Loan Party to join in and execute this Agreement. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.           Continuing Agreement. This is a continuing agreement and will remain in full force and effect until after all of the obligations under the Senior Loan Documents have been Paid in Full. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Senior Loan Documents or the obligations thereunder is rescinded or must otherwise be returned by BOTW and/or the Senior Lenders upon insolvency, bankruptcy, or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

10.           Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by electronic mail (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Senior Lenders, to BOTW at:

Bank of the West
Attention: Angie Coro, Vice President SAD Portfolio
300 South Grand
Los Angeles, CA 90071
Telephone: 213-972-0415

E-mail:angeles.coro@bankofthewest.com

With copy to:

Mark Williams, Esq.
Sherman & Howard, LLC
633 17th Street
Denver, CO 80202
Telephone: 303-299-8211
E-Mail: mwilliams@shermanhoward.com

And

Michael L. Wachtell, Esq.
Buchalter Nemer APC
1000 Wilshire Boulevard
Suite 1500
Los Angeles, CA 90017
Telephone: 213-891-5460
E-Mail: mwachtell@buchalter.com

If to Borrowers or any other Loan Party, at:

Sefton Resources, Inc.
2050 S. Oneida St., Suite 102
Denver, CO  80224
Attention: Kris Short
Telephone: 303.759.2700
E-mail: kshort@seftonresources.com

With a copy to the Subordinated Obligee and its counsel

If to the Subordinated Obligee:

 Hawker Energy, Inc.326 S. Pacific Coast Highway, Suite 102
Redondo Beach, CA 90277
Attention: Darren Katic
Telephone: (310) 316-3623
E-mail: dkatic@hawkerenergyllc.com

With copy to:

Gregg Amber, Esq.
Rutan & Tucker, LLP
611 Anton Blvd., 14th Floor
Costa Mesa, CA 92626
Telephone: 714-641-3425
E-mail: gamber@rutan.com

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, electronic mail or prepaid courier, notice shall be deemed to be given when delivered.

11.           Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Senior Lenders, the Subordinated Obligee and the Loan Parties; provided, however, that neither the Subordinated Obligee nor any Loan Party may assign this Agreement or the Subordinated Note Documents in whole or in part without the prior written consent of BOTW. The Senior Lenders may, from time to time, without notice to the Subordinated Obligee, assign or transfer any or all of the Senior Loans or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Loans shall, subject to the terms hereof, be and remain the Senior Loans for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Loans or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loans, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

12.           No Waiver or Novation. No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

13.           CONSENT TO JURISDICTION. EACH OF THE LOAN PARTIES AND THE SUBORDINATED OBLIGEE HEREBY CONSENTS TO THE JURISDICTION OF THE COURT THEN HANDLING THE ACTION OR SHOULD THAT ACTION NO LONGER BE PENDING, ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF VENTURA, STATE OF CALIFORNIA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF, IN CONNECTION WITH ITS PROPERTIES AND ON BEHALF OF THE RESPECTIVE PARTIES IT REPRESENTS, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF THE AFORESAID COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10; AND (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

14.           Miscellaneous.

14.1.           Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Note Documents, the provisions of this Agreement shall control and govern.

14.2.           Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.3.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party.

14.4.           Severability. If any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.5.           Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

14.6.           Relative Rights. This Agreement shall define the relative rights of the Senior Lenders and the Subordinated Obligee. Nothing in this Agreement shall (a) impair, as between the Loan Parties and the Senior Lenders, the obligation of the Loan Parties with respect to the payment of the Senior Loans and the Subordinated Obligations in accordance with their respective terms, or (b) affect the relative rights of the Senior Lenders or the Subordinated Obligee with respect to any other creditors of the Loan Parties.

14.7.           Subrogation. Subject to the Payment in Full of all Senior Loans, the Subordinated Obligee shall be subrogated to the rights of BOTW and/or Senior Lenders to receive Distributions with respect to the Senior Loans until the Subordinated Obligations are paid in full. The Subordinated Obligee agrees that if all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Loans in a Proceeding or otherwise, any Distribution received by the Subordinated Obligee with respect to the Subordinated Obligations at any time after the date on which the Subordinated Obligee is notified by BOTW or Senior Lenders that such payment has been recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Subordinated Obligee in trust as property of BOTW and/or the Senior Lenders and the Subordinated Obligee shall promptly upon receipt of such notice by the Subordinated Obligee deliver the same to BOTW for the benefit of the Senior Lenders for application to the Senior Loans until the Senior Loans are Paid in Full. A Distribution made pursuant to this Agreement to BOTW or the Senior Lenders which otherwise would have been made to a Subordinated Obligee is not, as between the Borrowers and the Subordinated Obligee, a payment by the Borrowers to or on account of the Senior Loans.

14.8.           Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

SENIOR LENDER:

BANK OF THE WEST

By:	/s/ Dennis Boesen
Name:	Dennis Boesen
Title:	Vice President

BORROWERS:

TEG OIL & GAS U.S.A, INC.

By:	/s/ Thomas Milne
Name:	Thomas Milne
Title:	Director

SEFTON RESOURCES, INC.

By:	/s/ Thomas Milne
Name:	Thomas Milne
Title:	Director

TEG MIDCONTINENT, INC.

By:	/s/ Thomas Milne
Name:	Thomas Milne
Title:	Director

[Signatures continue on following page]

SUBORDINATED OBLIGEE:

TAPIA HOLDINGS, LLC

By:	/s/ Darren Katic
Name:	Darren Katic
Title:	President

HAWKER ENERGY, INC.

By:	/s/ Darren Katic
Name:	Darren Katic
Title:	President